Exhibit 99.1

Contact:
John Mills, Partner
ICR, Inc.
646-277-1254
ir@nutrisystem.com
John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Reports Double-Digit Revenue Growth of 12% Year-over-Year

Company Raises Full Year Revenue, Adjusted EBITDA, and Earnings Per Share Guidance

Fort Washington, PA—April 30, 2015—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported that the Company exceeded its previously provided revenue, adjusted EBITDA, and earnings per share guidance for the first quarter 2015 and is raising its previously provided outlook for the full year.

Dawn Zier, President and Chief Executive Officer, stated, “I am pleased that we were able to deliver double-digit revenue growth for the second diet season in a row. We achieved our seventh consecutive quarter of year-over-year revenue growth as we continued to innovate and provide our growing customer base with the solutions they desire to best reach their weight loss goals. We saw momentum build throughout the quarter as we optimized our multi-channel campaigns resulting in better than expected customer activations, improved paid length of stay, and higher gross margins.”

First Quarter 2015 Compared to First Quarter 2014

•	Revenue increased 12% to $137.2 million compared to $122.2 million.

•	Gross profit margin improved 310 basis points to 52.0% and gross profit increased 19% to $71.4 million.

•	Adjusted EBITDA grew 146% to $8.0 million compared to $3.2 million.

•	Net income increased to $2.9 million compared to $0.2 million.

•	Earnings per share increased to $0.10 per share from $0.01 per share.

Ms. Zier added, “Our marketing, product offerings, and engagement initiatives are resonating well with consumers and driving favorable financial performance. We are confident in our ability to deliver ongoing growth and profitability across both our direct-to-consumer and retail businesses.”

Mike Monahan, Chief Financial Officer, commented, “The improvements in our business performance enable us to increase our revenue, adjusted EBITDA, and earnings per share guidance ranges for the full year. Our guidance implies year-over-year revenue and profit growth supported by continued investments in media and product innovation.”

Second Quarter and Updated Full Year 2015 Guidance

Nutrisystem’s second quarter and full year 2015 guidance is as follows. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•	Second quarter revenue expected to be in the range of $123 to $128 million, adjusted EBITDA between $20.1 and $22.1 million, and earnings per share between $0.35 and $0.40.

•	Full year revenue expected to be in the range of $440 to $455 million, adjusted EBITDA between $51.6 and $55.6 million, and earnings per share between $0.81 and $0.91.

The Board of Directors has declared a quarterly dividend of $0.175 per share, payable May 21, 2015 to stockholders of record as of May 11, 2015.

Conference Call and Webcast

Management will host a conference call to discuss first quarter 2015 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer Dawn Zier, Chief Financial Officer Mike Monahan, and Chief Marketing Officer Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem’s website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 877-870-5176 using replay pin number 13606842.

Non-GAAP Financial Measures

Within this announcement, the Company makes reference to certain adjusted financial measures, which have directly comparable GAAP financial measures as identified in this press release. These adjusted measures are provided so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

In this release, EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as second quarter and full year 2015 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s marketing expenditures which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, risks relating to increased competition from other weight management providers, and risks relating to cybersecurity breaches. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.
Nutrisystem, Inc. (NASDAQ: NTRI) is a leader in the weight loss industry, having helped millions of people lose weight over the course of more than 40 years. The Company’s weight loss solutions include Nutrisystem® My Way®, a 28-day structured food delivery program, multi-day kits available at select retail outlets and a new free app and digital platform NuMi® by Nutrisystem. The Company’s current product line offers customers the most meal choices, including more than 100 foods containing no artificial preservatives or artificial flavors. Nutrisystem® plans are consistent with national guidelines for dietary intake meeting targets for fat, sodium, sugar, cholesterol, fiber and physical activity and include comprehensive counseling options from trained weight-loss coaches, registered dietitians and certified diabetes educators. Plans can be customized to specific dietary needs and preferences including the Nutrisystem® D® program for people with Type 2 diabetes or pre-diabetes.  For more information, go to NutrisystemNews.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,

2015		2014
REVENUE		$137,225	$122,228

COSTS AND EXPENSES:
Cost of revenue		65,869	62,421
Marketing		47,663	41,744
General and administrative		16,945	15,918
Depreciation and amortization		2,224	1,758

Total costs and expenses		132,701	121,841

Operating income		4,524	387
INTEREST EXPENSE, net	49		45

Income before income tax expense		4,475	342
INCOME TAX EXPENSE		1,532	118

Net income		$2,943	$224

BASIC INCOME PER COMMON SHARE		$0.10	$0.01

DILUTED INCOME PER COMMON SHARE		$0.10	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic		28,392	28,065
Diluted		28,933	28,489
DIVIDENDS DECLARED PER COMMON SHARE		$0.175	$0.175

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except par value amounts)

	March 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$24,881	$12,620
Short term investments	11,695	16,627
Receivables	22,763	12,206
Inventories	24,210	26,899
Prepaid income taxes	1,591	0
Deferred income taxes	2,652	1,051
Other current assets	5,765	7,095

Total current assets	93,557	76,498
FIXED ASSETS, net	27,001	26,851
DEFERRED INCOME TAXES	3,440	5,461
OTHER ASSETS	1,112	1,082

Total assets	$125,110	$109,892

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$49,037	$34,261
Accrued payroll and related benefits	4,732	6,550
Income taxes payable	0	301
Deferred revenue	8,246	4,424
Other accrued expenses and current liabilities	6,907	6,131

Total current liabilities	68,922	51,667
NON-CURRENT LIABILITIES	2,386	2,710

Total liabilities	71,308	54,377

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 29,305 at March 31, 2015 and 28,990 at December 31, 2014)	29	29
Additional paid-in capital	32,583	29,992
Treasury stock, at cost, 369 shares at March 31, 2015 and 249 shares at December 31, 2014	(5,224)	(3,062)
Retained earnings	26,388	28,552
Accumulated other comprehensive income	26	4

Total stockholders’ equity	53,802	55,515

Total liabilities and stockholders’ equity	$125,110	$109,892

NUTRISYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,943	$224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,224	1,758
Loss on disposal of fixed assets	14	0
Share–based compensation expense	1,208	1,093
Deferred income tax expense (benefit)	405	(491)
Other non-cash charges	2	12
Changes in operating assets and liabilities:
Receivables	(10,557)	(10,138)
Inventories	2,689	1,720
Other assets	1,300	(325)
Accounts payable	15,101	13,533
Accrued payroll and related benefits	(1,818)	(2,463)
Deferred revenue	3,822	4,045
Income taxes	(1,888)	437
Other accrued expenses and liabilities	470	450

Net cash provided by operating activities	15,915	9,855

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(1,752)	(2,475)
Proceeds from sales of short term investments	6,716	2,459
Capital additions	(2,731)	(1,312)

Net cash provided by (used in) investing activities	2,233	(1,328)

CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	268	91
Taxes related to equity compensation awards, net	(1,048)	(353)
Payment of dividends	(5,107)	(5,110)

Net cash used in financing activities	(5,887)	(5,372)

NET INCREASE IN CASH AND CASH EQUIVALENTS	12,261	3,155
CASH AND CASH EQUIVALENTS, beginning of period	12,620	9,772

CASH AND CASH EQUIVALENTS, end of period	$24,881	$12,927

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2015	2014
Net income	$2,943	$224
Interest expense, net	49	45
Income tax expense	1,532	118
Depreciation and amortization	2,224	1,758

EBITDA	6,748	2,145
Non-cash employee compensation
expense	1,208	1,093

Adjusted EBITDA	$7,956	$3,238

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA GUIDANCE RECONCILIATION TO GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ending		Year Ending
	June 30, 2015		December 31, 2015

	Low	High	Low	High

Net income	$10,437	$11,749	$24,023	$26,647
Interest expense, net	60	60	230	230
Income tax expense	5,473	6,161	12,597	13,973
Depreciation and amortization	2,290	2,290	9,100	9,100

EBITDA	18,260	20,260	45,950	49,950
Non-cash employee compensation expense	1,840	1,840	5,650	5,650

Adjusted EBITDA	$20,100	$22,100	$51,600	$55,600

EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation.

Statement Regarding Non-GAAP Financial Measures

We believe EBITDA, adjusted EBITDA and adjusted EBITDA guidance are useful performance metrics for management and investors because they are indicative of the ongoing operations of the Company. These non-GAAP measures exclude certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.